SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 16, 2010

REGENICIN, INC.
 (Exact name of registrant as specified in its charter)

Nevada	333-146834	27-3083341
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 High Court, Little Falls, NJ 07424
Address of principal executive offices

Registrant’s telephone number, including area code: (973) 557-8914

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registration’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Lonza Agreement

On July 21, 2010, we signed a Know How License and Stock Purchase Agreement (the “Lonza Agreement”) with Lonza Walkersville, Inc. (“Lonza”), an affiliate of Lonza Group Ltd.  Pursuant to the Lonza Agreement, upon consummation of an private offering and payment of $3 million to Lonza, we will receive an exclusive license to use certain proprietary know-how and information necessary to develop and seek approval by the U.S. Food and Drug Administration (“FDA”) for commercial sale of PermaDerm™, a product derived from tissue-engineered skin prepared from autologous (patient’s own) skin cells .  Further under the Lonza Agreement, Lonza will provide us with certain related assistance and support.

The Lonza Agreement also provides that, upon our obtaining FDA approval for commercial sale of PermaDerm™ we will pay Lonza an additional $2 million to buy its subsidiary, Cutanogen Corporation, (which controls certain exclusive patent licenses underlying the product), and that Lonza will then serve as our exclusive manufacturer and distributor for the product and will share in our product revenue.

The foregoing description of the Lonza Agreement is a summary of this agreement’s material terms, does not purport to be complete, and is qualified in its entirety by reference to the Lonza Agreement, which, subject to any confidential treatment requested, will be filed as an exhibit to our Annual Report on Form 10-K for the year ending September 30, 2010.

Employment Agreement

On July 16, 2010, we entered into a written Employment Agreement with Randall E. McCoy. Pursuant to the terms and conditions of the Employment Agreement:

▪	Mr. McCoy will serve as Chief Executive Officer of our company for a period of three years;

▪	Mr. McCoy will earn a base salary of $250,000 for the first 12 months, and will be entitled to increases thereafter as determined by our board of directors;

▪	Mr. McCoy will be eligible for an annual bonus as determined by our board of directors; and

▪	Mr. McCoy will be entitled to participate in any employee benefit plans and have paid time off, as established by our board of directors.

We also entered into a Confidentiality, Invention Assignment, Conflict of Interest and Non-Compete Agreement with Mr. McCoy.  In connection with that agreement, Mr. McCoy agreed to, among other things, not disclose certain confidential information, acknowledge the property rights of our company’s inventions, and not compete with or solicit those from our business for one year after any termination with our company.

The foregoing description of the Employment Agreement and Confidentiality, Invention Assignment, Conflict of Interest and Non-Compete Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement and Confidentiality, Invention Assignment, Conflict of Interest and Non-Compete Agreement, which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Please see the disclosure set out under Item 1.01 for a description of the compensatory arrangement with respect to Mr. Randall McCoy, our Chief Executive Officer.

Section 5.06 -Change in Shell Company Status

The information contained in Item 1.01 above is incorporated by reference herein.

Following the consummation of the Lonza Agreement  in Item 1.01 of this Current Report on Form 8-K, we believe that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement with Randall E. McCoy dated July 16, 2010
10.2	Confidentiality, Invention Assignment, Conflict of Interest and Non-Compete Agreement for Employees and Consultants dated July 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENICIN, INC.

/s/ Randall McCoy
Randall McCoy
CEO and Director
Date: July 22, 2010